UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

RENN Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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(4)	Date filed: _____________________

RENN Fund, Inc. The Entrepreneurial Difference

RENN Fund Enters Into Letter of Intent with Horizon Kinetics

DALLAS, TX – October 19, 2016 -- RENN Fund, Inc. (NYSE MKT: RCG) (the “Fund”) has entered into a Letter of Intent with Horizon Kinetics LLC (“Horizon”) for Horizon, through one of its wholly owned subsidiary registered investment advisers, to become the new investment manager of the Fund, subject to shareholder approval. Under an Investment Advisory Agreement to be submitted to shareholders, Horizon would waive its management fee until the Fund’s assets reach $25 million, following which it would charge only 100 basis points on assets above $25 million. Horizon has indicated to the Board that it hopes to use a significant portion of the Fund’s existing tax loss carryforwards over time. The Letter of Intent contemplates that Horizon will consider recapitalizing the Fund through a rights offering or other mechanism in order to attempt to achieve at least $10 million in Fund assets. It also contemplates that Horizon may conduct a tender offer for up to the lesser of 10% of the Fund’s outstanding shares or $1 million worth of shares from existing shareholders at the Fund’s then-prevailing net asset value. Lastly, Horizon has informed the Board it will assume all expenses related to the proxy statement and shareholders’ meeting.

If the proposal is approved by the Fund’s shareholders, a new Board of Directors will be elected, except that Russell Cleveland will be nominated to continue to serve as a director.

According to Russell Cleveland, President of RENN Capital, the Fund’s current investment manager, “I believe this is a good deal for the shareholders, of which I am one. Horizon Kinetics is an accomplished investment manager with approximately $ billion under management. I believe the proposal will significantly reduce fees and costs, preserve the tax loss carryforwards, and create a bigger Fund. The Board of Directors believes joining Horizon is a better solution than liquidating the Fund.” Added Murray Stahl, Horizon’s Chairman, “There is significant shareholder value that can be achieved through this transaction. We believe Horizon’s deep value, long-term investment approach is a wonderful fit for this Fund and its shareholders. We look forward to working with Mr. Cleveland to the benefit of the Fund’s shareholders.”

Shareholders will receive a proxy statement outlining the details of the proposal and be asked to vote on the proposal to approve the appointment of Horizon as investment manager, a slate of new directors and the terms of the proposed Investment Advisory Agreement. Shareholders will also be asked to approve the abandonment of the Plan of Liquidation of the Fund that was approved at the Fund’s annual meeting of shareholders earlier this year. The Board hopes to complete the process over the next several months. If the proposals are approved, the Fund will not pursue the delisting of the Fund’s shares from the NYSE MKT or the liquidation of the Fund’s assets as contemplated by the Plan of Liquidation.

For additional information about the Fund, please visit www.rencapital.com.

For more information about Horizon, please visit www.horizonkinetics.com.

RENN Fund, Inc. The Entrepreneurial Difference

Important Additional Information will be filed with the SEC

This press release is for informational purposes only. It is not a solicitation of a proxy, nor does it constitute an offer to sell or to purchase, or a solicitation of an offer to purchase or to sell, any security. In connection with the proposals to change investment managers and adopt a new Investment Advisory Agreement, elect a new slate of directors, and to abandon the Fund’s previously-approved Plan of Liquidation, the Fund intends to file with the SEC a proxy statement and other relevant materials. Shareholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Fund with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Fund will make available or mail a copy of the definitive proxy statement to shareholders of record on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Fund may also be obtained by directing a written request to: RENN Fund, Inc., Attn: Secretary, lynnemarie@rencapital.com. If Horizon makes a tender offer for any shares of the Fund’s outstanding stock, it will be made pursuant to a Tender Offer Statement. Shareholders may obtain a free copy of the Tender Offer Statement, if any, and other relevant materials (when they become available), and any other documents filed by Horizon or the Fund with the SEC in connection with any tender offer at the SEC’s web site at http://www.sec.gov. Shareholders are urged to read the proxy statement, THE TENDER OFFER STATEMENT, IF ANY, and the other relevant materials when they become available before making any voting or investment decision with respect to the CHANGE IN INVESTMENT manager AND INVESTMENT ADVISORY AGREEMENT, ELECTION OF A NEW SLATE OF DIRECTORS OR ABANDONMENT OF THE PLAN OF LIQUIDATION OR ANY DECISION WHETHER OR NOT TO TENDER SHARES IN THE TENDER OFFER, IF ANY, because they WILL contain important information.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Fund’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the following: the possibility that the Fund’s shareholders may not approve the Horizon Investment Advisory Agreement; the possibility that the Fund’s shareholders could elect not to abandon the Fund’s current plan of liquidation and dissolution; the possibility that Horizon may not implement some or all of the plans it has advised the Board it intends to undertake or may not be able to achieve the cost-savings and growth it anticipates; the possibility that the Fund’s net operating losses may not be able to be utilized; the Fund’s ability to accurately estimate and make reasonable provision for the amounts required to pay all operating expenses, as well as other liabilities and obligations through any proposed recapitalization; the possibility that the NYSE MKT may elect to involuntarily delist the Fund’s shares;

RENN Fund, Inc. The Entrepreneurial Difference

and other statements contained in this press release regarding matters that are not historical facts. Additional risk factors are more fully discussed in the Fund’s periodic reports filed with the SEC, all of which are available from the SEC’s website (www.sec.gov). The Fund is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

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Investor Contact:

RENN Capital Group, Inc.

Kathryn Semon

(214) 891-8294